SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON DC 20549

                                 -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: February 13, 2002


                               KOPIN CORPORATION
               (Exact Name of Registrant as Specified in Charter)



    DELAWARE                          0-19882                   04-2833935
-------------------------------------------------------------------------------
(State or Other Jurisdiction        (Commission               (IRS Employer
    of Incorporation)               File Number)            Identification No.)


                695 Myles Standish Blvd., Taunton, MA 02780-1042
              (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code (508) 824-6696
                                 --------------

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(C)      EXHIBITS.

         99.1   Kopin Corporation Press Release, dated February 13, 2003.

ITEM 9. REGULATION FD DISCLOSURE.

         Kopin Corporation issued a press release on February 13, 2003, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by this reference, in which it announced financial results for the fourth quarter and full year ended December 31, 2002. This information shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933. Kopin Corporation disclaims any intention or obligation to update or revise this information. The submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  KOPIN CORPORATION


Dated:  February 13, 2003         By: /s/ Richard A. Sneider
                                      ---------------------------
                                  Richard A. Sneider
                                  Treasurer and Chief Financial Officer
                                  (Principal Financial and Accounting Officer)

                                 EXHIBIT INDEX

Exhibit Number                      Description
99.1                                Press Release, dated February 13, 2003

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

   Richard Sneider               or          Ehren Lister
   Chief Financial Officer                   Account Executive
   Kopin Corporation                         Sharon Merrill Associates, Inc.
   (508) 824-6696                            (617) 542-5300
   rsneider@kopin.com                        elister@investorrelations.com


KOPIN REPORTS FOURTH-QUARTER AND FULL-YEAR 2002 FINANCIAL RESULTS

Full-Year Revenue Increases 48 Percent; Company Achieves CyberLite(TM)Customer
          Qualification; Volume Production to Begin in First Quarter

TAUNTON, MASS., FEBRUARY 13, 2003 -- Kopin Corporation (Nasdaq: KOPN) today announced financial results for the fourth quarter and full year ended December 31, 2002.

Financial highlights:

  o Total fourth-quarter revenue increased 6.8 percent year-over-year to $16.5 million from fourth-quarter 2001 revenue of $15.4 million. Total revenue decreased 24.6 percent sequentially from $21.9 million in the third quarter of 2002. For the 12 months ended December 31, 2002, total revenue was $76.8 million, an increase of 48 percent over 2001 total revenue of $51.9 million.

  Results of operations excluding the impact of Micrel Inc. stock activity, the cumulative effect of a change of accounting for goodwill and other intangible assets and a 2001 impairment charge:

  o Kopin's net loss for the fourth quarter of 2002 was $2.4 million, or $0.03 per share. This compares with a net loss of $6.5 million, or $0.09 per share, in Q4 of 2001 and net income of $0.6 million, or $0.01 per share, in Q3 of 2002.

  o Kopin's net loss was $6.5 million, or $0.09 per share, for 2002, compared with a net loss of $40.6 million, or $0.61 per share, for 2001.

  Results of operations under generally accepted accounting principles (GAAP):

  o Kopin's net loss for Q4 of 2002 was $15.1 million, or $0.22 per share. This compares with a net loss of $7.1 million, or $0.10 per share, in Q4 of 2001 and net income of $0.6 million, or $0.01 per share, in Q3 of 2002.

  o Kopin's net loss was $31.9 million, or $0.46 per share, in 2002, compared with a net loss of $22.7 million, or $0.34 per share, in 2001.

  o Kopin ended the fourth quarter with approximately $118 million in cash and marketable securities and no debt, and generated approximately $12 million of cash flow from operating activities for full year 2002.

                                    -more-

KOPIN/2


"Our fourth-quarter results were in line with our projections and concluded a successful year for Kopin," said Dr. John C.C. Fan, Kopin's president and CEO. "We recorded the second highest annual revenue level in the Company's history; introduced new, differentiable products that will be instrumental to Kopin's growth in the coming years; and continued our substantial R&D investments in our three product platforms. Even with these investments, we significantly reduced our adjusted net loss in 2002, generated nearly $12 million in cash flow from operating activities and built our cash and marketable securities to $118 million. This gives us ample capital for continued development of new products based on our proprietary technologies."

RECONCILIATION OF QUARTERLY ADJUSTED NET INCOME (LOSS) TO GAAP (UNAUDITED)
-------------------------------------------------------------------------------
(in millions, except per share data)            Q4 2002    Q4 2001    Q3 2002
-------------------------------------------------------------------------------
GAAP Net Income (Loss)                          $(15.1)     $(7.1)      $0.6
Loss on Writedown of Micrel Stock                 10.2         --        --
Losses on Micrel Stock Sales                       2.5         --        --
Effect of Accounting change for Goodwill            --        0.6        --
Adjusted Net Income (Loss)                       $(2.4)     $(6.5)      $0.6
                                                 ======     ======      ====

GAAP EPS                                        $(0.22)    $(0.10)     $0.01
Adjusted EPS                                    $(0.03)    $(0.09)     $0.01
Diluted Shares                                    69.4       68.6       70.0
-------------------------------------------------------------------------------

III-V
Recently, Kopin's blue CyberLite LED was qualified by a tier-one packaging customer based in Asia. This important milestone represents the official rollout of the third product platform based on Kopin's technologies. "With the CyberLite now qualified by this customer, we are starting to ramp the LED to volume production in the first quarter," said Fan. "We also continue to work toward qualification by additional customers and to focus on introducing derivative products such as green CyberLite LED chips. It is important to emphasize that the CyberLite LED chip possesses differentiable and desired properties, and is based on Kopin's proprietary NanoPockets(TM) process. We are excited to bring nanotechnology into volume production."

III-V revenue decreased 30 percent year-over-year to $5.6 million in the fourth quarter of 2002 from $8.0 million in the fourth quarter of 2001. Full-year 2002 III-V revenue was $32.7 million, compared with $28.3 million in 2001. Kopin and Skyworks Solutions, Inc. recently reached a written agreement on the supply of HBT wafers. "We have always had very strong relationships with both Alpha Industries and Conexant Systems' wireless division, which formed Skyworks Solutions. In fact, our relationship with Conexant dates back to its early days as a part of Rockwell, Inc.; Kopin and Rockwell introduced the first HBT power amplifiers for CDMA handsets in 1996. We look forward to continuing our long relationship," Fan said.

In January, Kopin announced the availability of GAIN-HBT(TM) transistors, second-generation structures designed to meet the power efficiency, circuit speed and linearity requirements of new data-enabled wireless handsets and wireless LAN devices. "GAIN-HBTs are ideal for power-hungry wireless devices, particularly the popular new handsets with direct-view color displays," said Fan.
                                     -more-

KOPIN/3


CYBERDISPLAY
Fourth-quarter 2002 CyberDisplay revenue increased 47.3 percent to $10.9 million from $7.4 million in the fourth quarter of 2001. Full-year 2002 CyberDisplay revenue reached a record $44.1 million, compared with $23.6 million in 2001. "We are delighted with the performance of CyberDisplay in 2002. Our CyberDisplay revenue underscores the popularity of our displays, the smallest commercially available microdisplays in the market. During the fourth quarter, the Company introduced the CyberDisplay color 180K, which uses Kopin's new breakthrough color-filtered technology. The 180K is compatible with off-the-shelf driver chips and we are working with current and potential customers to secure wins for this new display in portable consumer electronics applications," said Fan.

FULL YEAR RESULTS
Kopin reported full-year 2002 revenue of $76.8 million, a 48 percent increase over 2001. The adjusted net loss, excluding items related to Kopin's investment in Micrel and the cumulative effect of an accounting change, was $6.5 million, or $0.09 per share. For full-year 2002, Kopin reported a GAAP net loss of $31.9 million, or $0.46 per share, compared with a loss of $22.7 million, or $0.34 per share, for 2001.

RECONCILIATION OF FULL-YEAR ADJUSTED NET LOSS TO GAAP (UNAUDITED)
-------------------------------------------------------------------------------
(in millions, except per share data)             FY 2002          FY 2001
-------------------------------------------------------------------------------
GAAP Net Loss                                     $(31.9)          $(22.7)
Gain on Exchange of Micrel Stock                     --             (24.6)
Loss on Writedown of Micrel Stock                   10.2              --
(Gain) Loss on Micrel Stock Sales                    2.6             (0.7)
Impairment Charge                                    --              5.3
Effect of Accounting Change for Goodwill            12.6             2.1
Adjusted Net Loss                                  $(6.5)          $(40.6)
                                                   ======          =======

GAAP EPS                                          $(0.46)          $(0.34)
Adjusted EPS                                      $(0.09)          $(0.61)
Diluted Shares                                      69.3             65.9
-------------------------------------------------------------------------------

BUSINESS OUTLOOK
"In 2003, we expect to continue to grow revenue, introduce new products, invest in technology innovation and maintain our strong balance sheet. These have been the hallmarks of the Company. In III-V, we expect our CyberLite LEDs to be a strong growth driver for the Company as we ramp to production volume and add new customers during the year. In addition, we are actively working with many customers to design-in GAIN HBTs for wireless handsets and other applications. In our CyberDisplay business, we plan to expand our portfolio of products, especially color displays, in the coming months to gain additional traction in emerging microdisplay markets including digital still cameras and personal entertainment," said Fan.

"Looking at our guidance for the first quarter, despite traditional seasonality in our end markets and the lingering political and economic uncertainty, we expect top-line growth of more than five percent sequentially, with CyberLite generating at least $1 million in revenue," concluded Fan.

                                     -more-

KOPIN/4


MICREL
In the second quarter of 2001, Micrel Semiconductor purchased Kendin Communications ("Kendin") through a stock exchange. Kopin had previously invested $3.4 million in Kendin. On the date of the exchange Micrel shares were trading at $29.31 and Kopin recorded a non-cash gain on the exchange of $29.0 million. Since the exchange, Kopin recorded the investment in Micrel shares at fair value with changes in value reflected in Accumulated Other Comprehensive Income, included in Stockholders equity. On December 31, 2002, Micrel shares were trading at $8.98. Based upon the Company's review, Kopin believes the decline in the price of the Micrel shares is other than temporary and accordingly recorded a non-cash write down in the fourth quarter of $10.2 million in the statement of operations. During the fourth quarter, Kopin sold 150,000 shares of Micrel, generating $1.9 million in proceeds and a loss of $2.5 million based on the $29.31 per share carrying cost. At December 31, 2002 Kopin still owned approximately 500,000 shares of Micrel valued at approximately $4.5 million, and since the exchange in 2001 Kopin has received approximately $12 million in net proceeds from the sale of Micrel stock.

CUMULATIVE EFFECT IN CHANGE OF ACCOUNTING
The Company previously advised that in the first quarter of 2002 it had adopted SFAS No. 142, which required a change in the method for evaluating the potential impairment related to the carrying amount of goodwill. In conjunction with this adoption of SFAS No. 142, the Company discontinued the amortization of goodwill. In the second quarter of 2002, with the assistance of an independent appraisal firm, we completed our evaluation of our goodwill and recognized a non-recurring non-cash charge of $12.6 million, representing the cumulative effect of a change in accounting principle resulting from the implementation of SFAS No. 142. This charge is shown below income (loss) before cumulative effect of accounting change and included in net loss.

FOURTH-QUARTER CONFERENCE CALL
Kopin will provide a live audio Webcast of its fourth-quarter conference call for investors at 5:00 p.m. ET today, February 13, 2003. Investors who want to hear the call should log on to the Investor Relations section of Kopin's Web site, www.kopin.com, at least 15 minutes prior to the event's broadcast. The call will be available on the Investor Relations section for one week. After that, investors can access an archived version of the call on Kopin's Web site.

Kopin's fourth-quarter conference call also can be heard live by dialing
(719) 457-2630 five minutes prior to the call. A replay of the call will be available from 8:00 p.m. ET Thursday, February 13 through 11:59 p.m. ET Wednesday, February 19. To access the replay, dial (719) 457-0820 and refer to confirmation code 431274.

ABOUT KOPIN (NASDAQ: KOPN)
Founded in 1984, Kopin is pioneering the use of the Wafer Engineering Process(TM) and nanotechnology to manufacture components that make electronic products as small, fast, bright, lightweight and inexpensive as possible. With an intellectual property portfolio of more than 200 issued and pending patents, Kopin supplies the world's largest electronics manufacturers and government agencies with breakthrough semiconductor products. The Company's liquid-crystal microdisplays, ultra-efficient transistors and high-brightness GaN LEDs enhance the delivery and presentation of voice, video and data. Kopin technology is currently used in one-third of the world's cell phones and nearly one-third of the world's camcorders and is the microdisplay standard for the U.S. military. For more information, please visit Kopin's Web site at www.kopin.com.

CyberDisplay, CyberLite, GAIN-HBT, NanoPockets and Wafer Engineering Process are trademarks of Kopin Corporation.

                                     -more-

KOPIN/5

Statements in this news release about Kopin Corporation's anticipated annual and first-quarter 2003 financial results, the potential success of new products and other research and development efforts and certain other statements may be considered "forward-looking" statements under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are general economic and business conditions and growth in the flat panel display, LED and gallium arsenide integrated circuit and materials industries, the impact of competitive products and pricing, availability of third-party components, the successful volume production of the CyberLite, the qualification of our CyberLite manufacturing process by potential customers, availability of integrated circuit fabrication facilities, cost and yields associated with production of the Company's CyberDisplay imaging devices, CyberLite LEDs and HBT transistor wafers, loss of significant customers, acceptance of the Company's products, success of new product and other research and development efforts, continuation of strategic relationships, performance of Skyworks Solutions under our agreement, the value of shares of Micrel Semiconductor held by the Company, our ability to accurately forecast revenue levels, and other risk factors and cautionary statements listed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and Form 10-Q for the quarterly period ended September 28, 2002.

The Company's condensed consolidated statement of operations and balance sheet are attached.

                                      ###

KOPIN/6

                               KOPIN CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)



                                                                Three Months Ended                        Twelve Months Ended
                                                      ------------------------------------    ------------------------------------

                                                             December 31,      December 31,        December 31,     December 31,
                                                                 2002              2001                2002             2001
                                                      ------------------------------------    ------------------------------------

Revenues:
     Product revenues                                         $16,104,975      $14,795,532         $74,808,368      $50,256,712
     Research and development revenues                            391,456          650,819           1,992,751        1,663,610
                                                       ------------------------------------    -----------------------------------
                                                               16,496,431       15,446,351          76,801,119       51,920,322
Expenses:
     Cost of product revenues                                  12,115,303       14,930,840          57,553,577       62,368,663
     Research and development                                   5,114,450        4,190,044          16,190,904       15,271,696
     Selling, general and administrative                        1,741,589        3,375,619           9,955,712       15,245,176
     Other                                                         55,500          488,221             265,850          771,387
     Impairment charge                                                  -                -                   -        5,341,784
                                                        ------------------------------------    ----------------------------------
                                                               19,026,842       22,984,724          83,966,043       98,998,706
                                                        ------------------------------------    ----------------------------------

Loss from operations                                           (2,530,411)      (7,538,373)         (7,164,924)     (47,078,384)
Other income and expense:
     Interest and other income                                  1,554,233        1,287,497           3,424,981       25,733,103
     Interest and other expense                               (13,935,155)        (667,196)        (14,551,282)        (974,476)
                                                        ------------------------------------    ----------------------------------
                                                              (12,380,922)          620,301        (11,126,301)      24,758,627
                                                        ------------------------------------    ----------------------------------

Loss before minority interest in income of subsidiary         (14,911,333)      (6,918,072)        (18,291,225)     (22,319,757)

Minority interest in income of subsidiary                        (202,553)        (143,305)         (1,037,709)        (393,631)
                                                        ------------------------------------    ----------------------------------

Loss before cumulative effect of accounting change            (15,113,886)      (7,061,377)        (19,328,934)     (22,713,388)

Cumulative effect of accounting change                                  -                -         (12,582,383)               -
                                                        ------------------------------------    ----------------------------------

Net loss                                                    $ (15,113,886)    $ (7,061,377)      $ (31,911,317)   $ (22,713,388)
                                                            ==============    =============      ==============   ==============

Loss before cumulative effect of accounting change per
share:
     Basic                                                  $    (0.22)       $   (0.10)         $    (0.28)      $    (0.34)
                                                            ===========       ==========         ===========      ===========
     Diluted                                                $    (0.22)       $   (0.10)         $    (0.28)      $    (0.34)
                                                            ===========       ==========         ===========      ===========

Cumulative effect of accounting change per share:
     Basic                                                  $        -        $       -          $    (0.18)      $        -
                                                            ===========       ==========         ===========      ===========
     Diluted                                                $        -        $       -          $    (0.18)      $        -
                                                            ===========       ==========         ===========      ===========

Net loss per share:
     Basic                                                  $    (0.22)       $    (0.10)        $    (0.46)      $    (0.34)
                                                            ===========       ===========        ===========      ===========
     Diluted                                                $    (0.22)       $    (0.10)        $    (0.46)      $    (0.34)
                                                            ===========       ===========        ===========      ===========

Weighted average number of common shares outstanding:
     Basic                                                  69,385,537        68,580,036         69,317,695       65,946,964
                                                            ===========       ===========        ===========      ===========
     Diluted                                                69,385,537        68,580,036         69,317,695       65,946,964
                                                            ===========       ===========        ===========      ===========

KOPIN/7


                               KOPIN CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)




                                       December 31,            December 31,
                                          2002                     2001
                                    ------------------------------------------

ASSETS
Current assets:
    Cash and marketable securities     $   117,991,312        $  104,435,153
    Accounts receivable, net                 6,680,538             7,244,545
    Inventory                                4,773,333             8,713,740
    Prepaid and other assets                 1,118,944             3,769,400
                                    ------------------------------------------

Total current assets                       130,564,127           124,162,838
                                    ------------------------------------------

Equipment and improvements, net             34,748,361            40,813,240
Other assets                                 8,773,040            24,943,792
Goodwill, net                                       -             12,582,383
Intangible assets, net                         480,866             1,146,716
                                     -----------------------------------------

Total assets                           $   174,566,394        $  203,648,969
                                     =========================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                   $     7,827,958        $   12,040,426
    Accrued payroll and expenses             6,889,402             5,691,601
                                     -----------------------------------------

Total current liabilities                   14,717,360            17,732,027
                                     -----------------------------------------

Minority interest                            2,931,366             1,585,980
Stockholders'  equity                      156,917,668           184,330,962
                                     -----------------------------------------

Total liabilities and stockholders'    $   174,566,394        $  203,648,969
equity                               =========================================
